10F-3 Report

                                   Managed High Income Portfolio Inc.

                                       09/01/04   through  02/28/05


ID   Issuer Name                               Trade Date      Selling Dealer
      Total Amount     Purchase Price
% Received by Fund    % of Issue (1)

.............................................................................

654  Dresser Rand Group(due 2014)              10/14/2004      Morgan Stanley
        400,000.00          100.00
0.218%                  9.995%

515  HCA(due 2015)                             11/16/2004      JPMorgan
             725,000.00           99.67
0.097%           	2.667%

114  Community Health Systems, Inc.(due 2012)  12/9/2004       JPMorgan
         825,000.00          100.00
0.275%           	3.127%

264  Las Vegas Sands Corp(due 2015)            2/3/2005        Goldman Sachs
      1,300,000.00           99.09
0.520%           	16.000%



(1)Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.


       Other Participant Accounts                              Issue Amount
      Total Received 	All Funds

 654  -Includes purchases by other affiliated mutual funds and 420,000,000.00
        8,610,000.00     8,210,000.00
	      discretionary accounts in the amount of:


 515  -Includes purchases by other affiliated mutual funds and 750,000,000.00
      20,000,000.00    19,275,000.00
	      discretionary accounts in the amount of:


 114  -Includes purchases by other affiliated mutual funds and 300,000,000.00
       9,382,000.00     8,557,000.00
	      discretionary accounts in the amount of:


 264  -Includes purchases by other affiliated mutual funds and 250,000,000.00
      40,000,000.00    38,700,000.00
	      discretionary accounts in the amount of:




___________________________________________________________________________


Issuer		            Trade Date	    Joint / Lead Manager(s)
            Co-Manager(s)                   Selling Group
.............................................................................

Dresser Rand(due 2014)      10/14/04         UBS
             Bear Stearns & Co Inc           Morgan Stanley
             Natexis Banque                  Citigroup
                                             N/A


HCA(due 2015)               11/16/04         JPMorgan Securities
                                             Merrill Lynch & Co
	                                     N/A
             Banc of America Securities LLC
             Citigroup Global Markets Inc.
             Deutsche Bank Securities Inc.
             Mizuho International plc
             Wachovia Capital Markets, LLC
             Scotia Capital (USA) Inc.
             SunTrust Capital Markets, Inc.
             BNY Capital Markets, Inc.
             Calyon Securities (USA) Inc.
             KeyBanc Capital Markets


Community Health Systems    12/09/04          JPMorgan Securities
                                              N/A

             Banc of America Securities LLC
             Citigroup
             Goldman Sachs & Co
             Keybanc Capital Markets
             Merrill Lynch & Co
             Natcity Investments
             Raymond James & Associates Inc
             SunTrust Robinson Humphrey
             Wachovia Securities Inc


Las Vegas Sands Corp(due2015) 02/03/05        Goldman Sachs & Co
             Citigroup                        N/A
             JP Morgan Securities
             Lehman Brothers
             Merrill Lynch & Co
             Scotia Capital Inc
             UBS Financial Services Inc.